United States

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 24, 2012

NORTH VALLEY BANCORP

(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-10652	94-2751350
(Commission File Number)	(IRS Employer Identification No.)

300 Park Marina Circle, Redding, CA	96001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (530) 226-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

As previously reported, the Board of Directors of North Valley Bank, a subsidiary of the Registrant (North Valley Bancorp), approved the filing of regulatory applications, the sending of customer notices, and all other actions required in order to close and consolidate two offices of North Valley Bank. The Bank will not extend the lease for its branch office located in Ukiah, California, due to expire in April 2013, and the Bank will close its branch office located at 2930 Bechelli Lane, Redding, California. The Bank has now received regulatory approval to proceed and the Bank plans to close both branches prior to the end of 2012. The information set forth under Item 8.01 is incorporated by reference into this Item 1.02.

Item 8.01.	Other Events

The Registrant is a bank holding company headquartered in Redding, California, and its subsidiary, North Valley Bank, operates 24 commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and six Business Banking Centers. In order to reduce expenses and achieve greater operational efficiencies, the Bank has given notice of its intention to close its branch office located in Ukiah, Mendocino County, California. In addition, the Bank will close its branch office located at 2930 Bechelli Lane, Redding, Shasta County, California. The banking operations and most of the affected personnel will be absorbed into other offices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH VALLEY BANCORP

Dated: August 28, 2012	By:	/s/ Kevin R. Watson
Kevin R. Watson
Executive Vice President
Chief Financial Officer

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